                                                                   Exhibit 3-230
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
                       The Commonwealth of Massachusetts
                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       MICHAEL JOSEPH CONNOLLY, Secretary
                    ONE ASHBURTON PLACE, BOSTON MASS. 02108
                            ARTICLES OF ORGANIZATION
                              (Under G.L Ch. 156B)
                                 Incorporators


   NAME                                                     POST OFFICE ADDRESS

Include given name in full in case of natural persons: in case of a corporation, give state of incorporation.

   Erin A. Healy                         452 Hanover Street
                                         Boston, Mass. 12113

   The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws Chapter 156B and hereby state(s):

1.   The name by which the corporation shall be known is:

     NURSING AND RETIREMENT CENTER OF THE ANDOVERS, INC.

2.   The purpose for which the corporation is formed is as follows:

     To engage in the ownership, management and operation of health care facilities located to the Commonwealth of Massachusetts (including but not limited to nursing homes, skilled nursing facilities, intermediate care facilities, long-term care facilities and rest homes), and residential facilities (including but not limited to life care facilities, apartments, housing and other living facilities), and all activities directly or indirectly related thereto, and further to engage in any other lawful acts or activities for which a corporation may be organized under Chapter l56B of the General Laws of the Commonwealth of Massachusetts.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of o. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

3. The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:

-----------------------------------------------------------------------------------------------------------------------------------
                               WITHOUT PAR VALUE                                      WITH PAR VALUE
   CLASS OF STOCK           -------------------------------------------------------------------------------------------------------
                               NUMBER OF SHARES           NUMBER OF SHARES              PAR VALUE                   AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------
   Preferred                          N/A                        N/A                       N/A                       N/A $

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
   Common                             N/A                      300,000                    $1.00                   $300,000.00
-----------------------------------------------------------------------------------------------------------------------------------


*4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                                      N/A

*5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

          None; however, shares of stock of the Corporation may be subjected to restrictions on the transfer thereof under duly adopted by-law provisions and/or under any agreement to which the corporation shall be a party.

*6 Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: The Board of Directors shall have the power to amend the By-Laws of the Corporation in the manner provided in such By-Laws, except with respect to any provision thereof which by law, the Articles of Organination or the By-Laws requires action by the stockholders. Meetings of the Stockholders of the Corporation may be held within the Commonwealth of Massachusetts or elsewhere in the United States. Until the selection of a Board of Directors, the business of the Corporation shall be managed by the Stockholders and, until stock of the Corporation shall have been issued, by the Incorporator. The Corporation may be a partner in any business enterprise which the corporation would have the power to conduct by itself.

   * If there are no provisions state "None".

7. By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after the date of filing.)

9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

     a. The post office address of the initial principal office of the corporation of Massachusetts is:

                     P.O. Box 782, North Andover, MA 01845

     b. The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

          NAME                                      RESIDENCE                     POST OFFICE ADDRESS
President: Alan D. Solomont               65 East India Row                  P.O. Box 782
                                          33C                                No. Andover, MA 01845
                                          Boston, MA 02110                   See above
Treasurer: Alan D. Solomont               See above                          See above
Clerk: Alan D. Solomont                   See above                          See above
Directors: Alan D. Solomont               See above



     c. The date initially adopted on which the corporation's fiscal year ends is:

              December 31

     d. The date Initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

              Third Wednesday in January

     e. The name and business address of the resident agent, if any, of the corporation is:

              N/A

   IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) these Articles of Organization this 22nd day of August 1985

            /s/ Erin A. Healy
            -------------------------------------------------------------------

            Erin A. Healy
            -------------------------------------------------------------------

            -------------------------------------------------------------------

The signature of each incorporator which is not a natural person must be an individual who shall show the capacity o and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

                       THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION
                     GENERAL LAWS, CHAPTER 156B, SECTION 12


                  I hereby certify that, upon all examination of the within-
               written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles: and the filing fee in the amount of $150.00 having been paid, said articles are deemed to have been filed with me this 22nd day of August 1985


         Effective Date

                    /s/ Michael Joseph Connolly [graphic of signature]

                            MICHAEL JOSEPH CONNOLLY
                               Secretary of State


               PHOTO COPY OF ARTICLES OF ORGANIZATION TO BE SENT
                         TO BE FILLED IN BY CORPORATION


               TO: Alan S. Goldberg, Esq.
                   GOULSTON & STORRS, P.C.
               ---------------------------------------------------------------
                  400 Atlantic Avenue
               ---------------------------------------------------------------
                  Boston, MA 02210-2206
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               Telephone    (617) 482-1776
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               FILING FEE: 1/20 of 1% of the total amount of the authorized capital stock with par value, and one cent a share for the author o without par value; but not less than $150 General Laws, Chapter 156B. Shares of stock with o a one dollar shall be deemed to have par value of one dollar per share.

graphic
omitted         THE COMMONWEALTH OF MASSACHUSETTS         Federal Identification
                Office of the Secretary of State                 Number
                 Michael J. Connolly, Secretary                04-2901211
        One Ashburton Place, Boston, Massachusetts 02108

                               CERTIFICATE OF CORRECTION
                        (GENERAL LAWS, CHAPTER 156B, SECTION 6A)


CORPORATE NAME: Nursing & Retirement Center of The Andovers, Inc. o Button Hill Nursing & Retirement Center

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DOCUMENT TO BE CORRECTED:   1991 Annual Report

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IT IS HEREBY CERTIFIED THAT THE ABOVE MENTIONED DOCUMENT WAS FILED WITH THE
OFFICE OF THE SECRETARY OF STATE ON 3/ 10 / 92 /.

PLEASE STATE THE INACCURACY OR DEFECT TO BE CORRECTED IN SAID DOCUMENT:

   Total Number of Shares of Capital Stock Issued and Outstanding was listed as 1,000

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                                                              [graphic omitted]
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PLEASE STATE CORRECTED VERSION OF THE DOCUMENT:

   Total Number of Shares of Capital Stock Issued and Outstanding should be 2,222.22

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IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PREJURY, WE SIGNOUT NAMES THIS
21st DAY OF December IN THE YEAR 1992.

                           [Graphic of Signature]  PRESIDENT/VICE PRESIDENT

                           ___________________

                           [Graphic of Signature]   CLERK/ASSISTANT CLERK

                           ___________________

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NOTE: IF THE INACCURACY OR DEFECT TO BE CORRECTED IS NOT APPARENT ON THE FACE
OF THE DOCUMENT, MINUTES OF THE MEETING SUBSTANTIATING THE ERROR MUST BE FILED WITH THE CERTIFICATE. IF REQUIRED, ADDITIONAL INFORMATION MAY BE STATED ON A SEPERATE 8 1/2 x 11 INCH WHITE PAPER.

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                                       vi